Exhibit 99.1

(BW) (BUFFETS HOLDINGS) Buffets Holdings, Inc. Announces Results for the Year Ended June 30, 2004
and Sales Guidance for the First Quarter of 2005

     EAGAN, Minn.—(BUSINESS WIRE)—August 27, 2004—Buffets Holdings, Inc. (“Buffets Holdings”), the parent company of Buffets, Inc. (“Buffets”), today reported operating results for its fiscal year ended June 30, 2004.

     Buffets Holdings reported sales for the fiscal year ended June 30, 2004, of $942.8 million, versus sales of $985.3 million for the fiscal year ended July 2, 2003. While average weekly sales for 2004 of $49,949 were 2.0% higher than 2003 average weekly sales, total sales declined by 4.3% in 2004. This decline was due to a reduction in operating weeks, offset by an increased check average. During 2004, Buffets closed 15 and opened three restaurants. These activities, coupled with the impact in 2004 of the sale, opening and closure of restaurants in 2003, resulted in a 6.2% decline in operating capacity during 2004. Same-store sales for 2004 increased by 1.3% as compared to those reported for the prior year. This increase reflected a 1.6% decline in guest traffic and a 2.9% increase in average check. The increase in average check comprised a 2.0% price increase and a 0.9% average check increase due to a reduction in free promotional and employee meals.

     Net income for 2004 was $8.0 million, as compared to net income of $11.9 million for 2003. Net income for 2004 included pretax charges of approximately $14.2 million. These pretax charges comprised a $1.9 million charge for the impairment of long-lived assets, $2.2 million of financing-related compensation expense related to the issuance of Buffets Holdings’ 13 7/8% senior discount notes, a $4.8 million loss on the amendment and restatement of Buffets’ senior credit agreement and a financing transaction in February 2004 that was postponed due to market conditions, and a $5.3 million loss on the early extinguishment of approximately $29.6 million of Buffets’ 11¼% senior subordinated notes. Net income for fiscal 2003 included pretax charges of approximately $3.6 million. These pre-tax charges consisted of a $5.9 million loss associated with the sale and leaseback of 30 restaurants and a $4.8 million charge for the impairment of long-lived assets, partially offset by a pretax gain of $7.1 million on the sale of 13 Original Roadhouse Grill restaurants.

     Sales for the fourth quarter of 2004 (the 12-week period ended June 30, 2004) totaled $224.4 million, as compared to sales of $234.9 million for the comparable period in the prior year. While average weekly sales for the fourth quarter of 2004 of $51,807 were 0.4% higher than average weekly sales for the prior year period, total sales declined 4.5%. This sales decline was due to the previously discussed reduction in Buffets’ operating capacity. Same-store sales for the fourth quarter of 2004 were down 0.1%, as compared to those reported for the comparable period in the prior year. This decline reflected a 2.7% increase in average check and a 2.8% decline in guest traffic.

     Net income for the fourth quarter of 2004 was $1.5 million, as compared to net income of $8.3 million for the fourth quarter of 2003. Net income for the fourth quarter of 2004 included pretax charges of approximately $6.6 million. These pretax charges comprised a $1.9 million charge for the impairment of long-lived assets, $2.2 million of financing-related compensation expense related to the issuance of Buffets Holdings’ 13 7/8% senior discount notes, and a $2.5 million loss on the early extinguishment of approximately $15.3 million of Buffets’ 11¼% senior subordinated notes. Net income for the fourth quarter of 2003 included a net pretax gain of approximately $2.1 million. This net pre-tax gain consisted of a $0.4 million loss associated with the sale and leaseback of three restaurants and a $4.5 million charge for the impairment of long-lived assets, offset by a pretax gain of $7.1 million on the sale of 13 Original Roadhouse Grill restaurants.

     Buffets Holdings also announced that it currently expects same-store sales for the first quarter of 2005 (the 12-week period ending September 22, 2004) to range between zero and a two percent decline versus the comparable period in 2004.

     Buffets Holdings will be conducting a conference call to discuss operating results for the quarter and fiscal year ended June 30, 2004, on Friday, August 27, 2004 at 11:00 a.m. (Eastern). You may access this call starting at 10:45 a.m. (Eastern).

     The conference phone number is 1-888-228-7864 and the conference ID number is 9655226. Kerry Kramp, the Chief Executive Officer of Buffets Holdings, is the conference call leader. In consideration of your fellow participants, the Company requests that cellular phones not be used. The conference call will be recorded and available for playback through Friday, September 10, 2004 at 6:00 p.m. (Eastern). Playback can be reached by dialing 1-800-642-1687 and requesting conference ID number 9655226. Information regarding non-GAAP financial measures discussed in the conference call can be found at www.buffet.com on the financial information page.

     Buffets currently operates 358 restaurants in 35 states comprised of 349 buffet restaurants and nine Tahoe Joe’s Famous Steakhouse® restaurants. The buffet restaurants are principally operated under the Old Country Buffet® or HomeTown Buffet® brands. Buffets also franchises 20 buffet restaurants in seven states.

     The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

     The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results including, specifically, first quarter 2005 same-store sales guidance, to differ materially from those set forth in, or implied by, forward looking statements. The risks and uncertainties involving forward-looking statements include, but are not limited to, general and economic conditions, negative publicity, the impact of competition, the seasonality of Buffets Holdings’ business, adverse weather conditions, future commodity prices, fuel and utility costs, labor costs, employment and environmental laws, government regulations, and inflation. For a detailed discussion of risks and uncertainties that you should consider, please refer to the “Risk Factors” and “Forward-Looking Statements” sections contained in Buffets Holdings’ registration statement which was declared effective by the Securities and Exchange Commission on July 14, 2004. The statements in this release reflect Buffets Holdings’ current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time and no obligation is undertaken to provide updates with respect to the information.

Contacts:	R. Michael Andrews, Jr.	or	Don Van der Wiel
	Chief Financial Officer		Vice President, Controller
	Buffets Holdings, Inc.		Buffets Holdings, Inc.
	(651) 365-2626		(651) 365-2789

BUFFETS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	July 2,	June 30,
	2003	2004
	(In thousands, except share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,855	$26,072
Restricted cash and cash equivalents	—	16,228
Receivables	6,478	6,963
Inventories	18,462	18,673
Prepaid expenses and other current assets	8,039	5,244
Assets held for sale	1,390	—
Deferred income taxes	15,216	15,915

Total current assets	65,440	89,095
PROPERTY AND EQUIPMENT, net	154,140	149,618
GOODWILL, net	312,163	312,163
DEFERRED INCOME TAXES	2,932	1,033
OTHER ASSETS, net	18,311	15,622

Total assets	$552,986	$567,531

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$43,777	$43,280
Accrued liabilities	78,508	68,663
Income taxes payable	4,787	4,531
Current maturities of long-term debt	1,735	2,300

Total current liabilities	128,807	118,774
LONG-TERM DEBT, net of current maturities	419,387	496,039
DEFERRED LEASE OBLIGATIONS	19,713	21,621
OTHER LONG-TERM LIABILITIES	7,889	7,013

Total liabilities	575,796	643,447

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ DEFICIT:
Preferred stock, $.01 par value; 1,100,000 shares authorized; none issued and outstanding as of July 2, 2003 and June 30, 2004	—	—
Common stock, $.01 par value; 3,600,000 shares authorized; 3,187,985 shares issued and outstanding as of July 2, 2003 and 3,185,672 as of June 30, 2004	32	32
Accumulated deficit	(22,842)	(75,948)

Total shareholders’ deficit	(22,810)	(75,916)

Total liabilities and shareholders’ deficit	$552,986	$567,531

BUFFETS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(UNAUDITED)

			For the	For the
	For the	For the	12 Weeks	12 Weeks
	Year Ended	Year Ended	Ended	Ended
	July 2,	June 30,	July 2,	June 30,
	2003	2004	2003	2004
	(In thousands)
RESTAURANT SALES	$985,286	$942,831	$234,915	$224,375
RESTAURANT COSTS:
Food	311,891	307,807	75,783	74,363
Labor	313,532	287,467	72,470	66,026
Direct and occupancy	225,417	217,388	51,464	50,756

Total restaurant costs	850,840	812,662	199,717	191,145
ADVERTISING EXPENSES	28,589	25,854	6,762	6,764
GENERAL AND ADMINISTRATIVE EXPENSES	45,382	42,722	10,174	9,628
IMPAIRMENT OF ASSETS	4,803	1,878	4,547	1,878
GAIN ON SALE OF ORIGINAL ROADHOUSE GRILL RESTAURANTS	(7,088)	—	(7,088)	—
LOSS ON SALE LEASEBACK TRANSACTIONS	5,856	—	422	—
FINANCING-RELATED COMPENSATION EXPENSES	—	2,240	—	2,240

OPERATING INCOME	56,904	57,475	20,381	12,720
INTEREST EXPENSE	41,235	39,609	8,375	10,094
INTEREST INCOME	(307)	(424)	(49)	(116)
LOSS RELATED TO REFINANCING	—	4,776	—	(22)
LOSS RELATED TO EARLY EXTINGUISHMENT OF DEBT	—	5,275	—	2,548
OTHER INCOME	(1,270)	(1,379)	(357)	(251)

INCOME BEFORE INCOME TAXES	17,246	9,618	12,412	467
INCOME TAX EXPENSE (BENEFIT)	5,319	1,648	4,153	(1,052)

Net income	$11,927	$7,970	$8,259	$1,519

BUFFETS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

			For the	For the
	For the	For the	12 Weeks	12 Weeks
	Year Ended	Year Ended	Ended	Ended
	July 2,	June 30,	July 2,	June 30,
	2003	2004	2003	2004
	(In thousands)
OPERATING ACTIVITIES:
Net income	$11,927	$7,970	$8,259	$1,519
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	36,885	33,807	7,995	7,802
Amortization of debt issuance costs	1,182	1,370	(344)	345
Net loss related to refinancing:
Write-off of debt issuance costs.	—	4,201	—	—
Accretion of original issue discount.	739	2,049	171	1,431
Loss related to early extinguishment of debt	—	5,275	—	2,548
Impairment of assets	4,803	1,878	4,547	1,878
Deferred income taxes	677	1,200	(323)	(706)
Gain on sale of Original Roadhouse Grill restaurants	(7,088)	—	(7,088)	—
Loss on disposal of assets	565	305	239	113
Loss on sale leaseback transactions	5,856	—	422	—
Changes in assets and liabilities:
Receivables	2,346	(235)	81	646
Inventories	170	(674)	23	(106)
Prepaid expenses and other assets	2,047	2,795	(113)	4,658
Accounts payable	8,350	(497)	593	1,513
Accrued and other liabilities	(12,690)	(8,698)	(2,577)	(1,990)
Income taxes payable/refundable	1,887	(256)	2,341	(1,000)

Net cash provided by operating activities	57,656	50,490	14,226	18,651

INVESTING ACTIVITIES:
Proceeds from sale leaseback transactions	26,117	2,710	3,537	—
Proceeds from sale of Original Roadhouse Grill restaurants	25,850	—	25,850	—
Purchase of fixed assets	(25,722)	(33,007)	(4,894)	(5,202)
Acquisition of 20% minority interest in Tahoe Joe’s Inc.	—	(370)	—	—
Purchase (proceeds from sale) of other assets	417	2,284	(97)	261

Net cash provided (used in) investing activities	26,662	(28,383)	24,396	(4,941)

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BUFFETS HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(UNAUDITED)

			For the	For the
	For the	For the	12 Weeks	12 Weeks
	Year Ended	Year Ended	Ended	Ended
	July 2,	June 30,	July 2,	June 30,
	2003	2004	2003	2004
	(In thousands)
FINANCING ACTIVITIES:
Repayment of debt	$(73,198)	$(172,953)	$(31,482)	$(576)
Redemption of subordinated notes	(400)	(27,364)	—	(9,053)
Repurchase of common stock	(576)	(380)	(576)	—
Proceeds from issuance of common stock	450	241	—	—
Proceeds from issuance of senior discount notes	—	75,073	—	75,073
Unrestricted proceeds from credit facility	—	195,300	—	—
Initial restricted cash proceeds from credit facility	—	34,700	—	—
Restricted cash proceeds from credit facility available as of year end	—	(16,228)	—	—
Reduction of restricted cash available during the period for early extinguishment of debt	—	—	—	17,300
Use of restricted cash for early extinguishment of debt	—	(18,472)	—	(17,300)
Use of unrestricted cash for early extinguishment of debt	—	(15,300)	—	—
Dividends	—	(60,937)	—	(60,937)
Debt issuance costs	(3,101)	(5,570)	(22)	(2,877)

Net cash provided by (used in) financing activities	(76,825)	(11,890)	(32,080)	1,630

NET CHANGE IN CASH AND CASH EQUIVALENTS	7,493	10,217	6,542	15,340
CASH AND CASH EQUIVALENTS, beginning of period	8,362	15,855	9,313	10,732

CASH AND CASH EQUIVALENTS, end of period	$15,855	$26,072	$15,855	$26,072

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid during the period for:
Interest (net of capitalized interest of $288, $280, $41 and $73, respectively)	$26,956	$37,286	$2,660	$3,861

Income taxes	$3,351	$700	$2,135	$654

Non-cash investing activities during the period for-
Note receivable on sale of Original Roadhouse Grill restaurants	$2,500	$—	$2,500	$—